UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2018

Era Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 Town & Country Blvd., Suite 200 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 369-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On February 2, 2018, Era Group Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with respect to the adoption of an amendment and restatement of the Company’s bylaws by the Company’s Board of Directors.  It has come to the Company’s attention that such amendment and restatement requires the approval of the Company’s stockholders.  Consequently, such amendment and restatement has not come into effect. The purpose of this Amendment No. 1 to the Original Form 8-K is to (a) delete Exhibit 3.1 to the Original Form 8-K and (b) inform stockholders that the Company has determined to submit to stockholders for approval at the next annual meeting of stockholders an amendment and restatement of its bylaws which includes the changes described in the Original Form 8-K and an amendment to the Company’s certificate of incorporation to expressly provide the Board of Directors with the non-exclusive right to amend the bylaws which right was not included in the Company’s current certificate of incorporation as the result of scrivener’s error.
Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The information contained in the Explanatory Note above is incorporated herein by reference.
Item 8.01 - Other Events

The Board of Directors has determined to submit to stockholders for approval at the next annual meeting of stockholders an amendment and restatement of the bylaws of the Company (the “Second Amended and Restated Bylaws”) that would add a new section that provides for the resignation of directors who fail to receive a majority of votes cast at an annual meeting of the stockholders (assuming that the election is uncontested). Under this proposed section, each nominee who is a current director would be required to submit an irrevocable resignation, which resignation would become effective upon (1) that person not receiving a majority of the votes cast in an uncontested election and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for such purpose. The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, would be required to determine whether or not to accept the resignation not later than 90 days following certification of the stockholder vote, and the Board would be required to accept the resignation absent a determination that a compelling reason exists for concluding that it is in the best interests of the Company for the person in question to remain as a director. The amended and restated bylaws would also revise Article II, Section 2.13 of the current bylaws of the Company to clarify that directors can be removed by the stockholders with or without cause. In addition, the amended and restated bylaws would revise Article VII, Section 7.01 of the current bylaws of the Company to reflect a change of the Company’s registered office.
In addition, the Board has also determined to submit to stockholders for approval at the next annual meeting an amendment to the Company’s certificate of incorporation to expressly provide the Board of Directors with the non-exclusive right to amend the bylaws which right was not included in the Company’s current certificate of incorporation as the result of scrivener’s error.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

February 14, 2018	By:	/s/ Jennifer D. Whalen

Name: Jennifer D. Whalen
Title: Vice President, Acting Chief Financial Officer